Exhibit 99.1

Contacts:

ACADIA Pharmaceuticals Inc.

Lisa Barthelemy, Director, Investor Relations

Thomas H. Aasen, Vice President and Chief Financial Officer

(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS THIRD

QUARTER 2008 FINANCIAL RESULTS

SAN DIEGO, CA November 5, 2008 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today reported its unaudited financial results for the third quarter ended September 30, 2008.

ACADIA reported a net loss of $15.6 million, or $0.42 per common share, for the third quarter of 2008 compared to a net loss of $16.0 million, or $0.43 per common share, for the third quarter of 2007. The net loss for the third quarter of 2008 included charges of $2.1 million in connection with ACADIA’s strategic restructuring announced in August. For the nine months ended September 30, 2008, ACADIA reported a net loss of $50.3 million, or $1.36 per common share, compared to a net loss of $39.4 million, or $1.14 per common share, for the comparable period of 2007.

“During the third quarter, we continued to make important progress in the development of our four most advanced product candidates, with the primary emphasis on our Phase III program with pimavanserin for Parkinson’s disease psychosis,” said Uli Hacksell, Ph.D., Chief Executive Officer of ACADIA. “Through our restructuring, we have positioned ACADIA with multiple product and commercial opportunities while, at the same time, streamlining our organization to reduce our expenditures and extend our cash runway. Importantly, we remain on track to achieve key milestones in our advanced programs over the next year, including reporting top-line results from the first Phase III pivotal trial with pimavanserin during the third quarter of 2009.”

Revenues totaled $282,000 for the third quarter of 2008 compared to $2.0 million for the third quarter of 2007. The decrease was primarily due to the completion of the term of ACADIA’s agreement with Sepracor Inc., as well as lower revenues from its collaborations with Allergan, Inc. and agreements with other parties.

Research and development expenses totaled $13.4 million for the third quarter of 2008, including $346,000 in stock-based compensation, compared to $16.9 million for the third quarter of 2007, including $805,000 in stock-based compensation. Research and development expenses for the third quarter of 2008 included a charge of $1.7 million in connection with workforce reductions from ACADIA’s restructuring. Despite this charge, research and development expenses decreased during the third quarter of 2008 relative to the comparable period of 2007 primarily due to $3.1 million in lower external service costs as well as cost savings resulting from ACADIA’s restructuring.

General and administrative expenses totaled $3.0 million for the third quarter of 2008, including $446,000 in stock-based compensation, and were comparable to expenses for the third quarter of 2007. General and administrative expenses for the third quarter of 2008 included a charge of $454,000 in connection with workforce reductions from ACADIA’s restructuring, which was offset by cost reductions.

At September 30, 2008, ACADIA’s cash, cash equivalents, and investment securities totaled $72.7 million compared to $126.9 million at December 31, 2007. ACADIA anticipates that its cash used in operations will be lower in 2009 due to expense reductions resulting from the restructuring undertaken this year, and that its existing cash resources will be sufficient to fund its activities into the first half of 2010.

Conference Call and Webcast Information

ACADIA management will review its third quarter results and development programs via conference call and webcast at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 800-435-1261 for participants in the U.S. or Canada and 617-614-4076 for international callers (reference passcode 29663518). A telephone replay of the conference call may be accessed through November 19, 2008 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 10534976). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until November 19, 2008.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA is focused on developing a portfolio of its four most advanced product candidates, including pimavanserin in Phase III for Parkinson’s disease psychosis, a product candidate in Phase II for chronic pain and a product candidate in Phase I for glaucoma, both in collaboration with Allergan, and ACP-106 in IND-track development. All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, including clinical trials and the results therefrom, and the benefits to be derived from ACADIA’s product candidates, in each case including pimavanserin, as well as the impact of the restructuring on its business and financials, its expected reduced cash used in operations in 2009 and the length of its cash runway. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of further trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2007 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Collaborative revenues	$282	$1,957	$1,265	$5,972
Operating expenses
Research and development (includes stock-based compensation of $346, $805, $1,141 and $2,414, respectively) (1)	13,397	16,909	44,604	40,664
General and administrative (includes stock-based compensation of $446, $441, $1,298 and $1,188, respectively) (2)	2,974	2,941	9,428	9,257

Total operating expenses	16,371	19,850	54,032	49,921

Loss from operations	(16,089)	(17,893)	(52,767)	(43,949)
Interest income (expense), net	475	1,848	2,486	4,598

Net loss	$(15,614)	$(16,045)	$(50,281)	$(39,351)

Net loss per common share, basic and diluted	$(0.42)	$(0.43)	$(1.36)	$(1.14)

Weighted average common shares outstanding, basic and diluted	37,137	36,946	37,098	34,619

(1)	Research and development expenses included a charge of $1.7 million in connection with ACADIA’s strategic restructuring during the three and nine months ended September 30, 2008.

(2)	General and administrative expenses included a charge of $454,000 in connection with ACADIA’s strategic restructuring during the three and nine months ended September 30, 2008.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2008	December 31, 2007(1)
Assets
Cash, cash equivalents, and investment securities, available-for-sale	$72,698	$126,858
Prepaid expenses, receivables and other current assets	2,837	4,395

Total current assets	75,535	131,253
Property and equipment, net	2,420	3,048
Other assets	248	283

Total assets	$78,203	$134,584

Liabilities and Stockholders’ Equity
Current liabilities	$11,202	$19,287
Long-term liabilities	759	1,363
Stockholders’ equity	66,242	113,934

Total liabilities and stockholders’ equity	$78,203	$134,584

(1)	The condensed consolidated balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.